UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2013

Location Based Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Discovery, Suite 260, Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(888) 600-1044

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2013 Location Based Technologies, Inc. (the “Company”) filed a Current Report on From 8-K under Item 5.02 to announce it has hired CFO-OnSite LLC (“CFO On-Site”) to provide CFO services for the Company, on an independent contracting basis. The CFO-OnSite representative performing the CFO duties shall be Glenn Davidson (47). Formerly, Mr. Davidson was the vice president controller for the Los Angeles operation of McCann Erickson (a Fortune 300 company), as well as the interim CFO of Densu Next’s (Japan’s largest advertising agency) US operations. Mr. Davidson founded CFO-OnSite in 2008 and has provided CFO services for approximately 10 clients since the company’s inception.

Mr. Davidson received his bachelor’s degree from Northern Arizona University and an MBA from the University of Surry in Gilford, England.

CFO-OnSite shall receive $8,000 per month in compensation and the services shall begin on December 30, 2013 and end on December 29, 2014.

Item 9.01.  Financial Statements and Exhibits

Exhibit #	Description
99.1	Contractor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: December 31, 2013	By:	/s/ David Morse
David Morse
Chief Executive Officer